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                                                                    EXHIBIT 99

[LOGO]                                               FOR IMMEDIATE RELEASE
                                                     CONTACT:  CONWAY G. IVY
                                                     VICE PRESIDENT, CORPORATE
                                                     PLANNING AND DEVELOPMENT
                                                     216-566-2102

                                      NEWS:

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            The Sherwin-Williams Company - 101 Prospect Avenue, N.W.,
                     Cleveland, Ohio 44115 - (216) 566-2140

CLEVELAND, OHIO, December 4, 2000. The Sherwin-Williams Company (NYSE: SHW) announced today that it expects diluted earnings per share for the year 2000 to be approximately $1.90 per share. The Company last announced on October 18, 2000 that it expected diluted earnings per share for the year to be in the range of $1.96 to $2.00 per share. First Call currently reports a range of $1.95 to $1.98 per share for the year. The Company's diluted earnings per share were $1.80 per share for the year 1999.

The reduction in the earnings per share expectation is partially due to the impact on operating profit margins of poor exterior coatings sales in the Paint Stores and Consumer Segments. Softer than anticipated retail markets, leading to inventory corrections by some major retailers in the United States and the United Kingdom, the continuing price competition in South America and greater than anticipated costs and expenses also contributed to the reduction in earnings. Previously, consolidated sales increases for the year were expected to be in the mid-single digit (4 to 6 percent) range. Although overall sales for the year should still be in the lower part of that range, earnings will be reduced.

Commenting on the Company's reduction in its earnings per share expectation, Christopher M. Connor, Chairman and Chief Executive Officer said, "We are disappointed with having to lower our expectation of operating results for the year. However, we have implemented plans and programs to move the Company forward next year despite a continuing soft environment. We anticipate that 2001 will be another year of increased sales performance and our 24th year of consecutive earnings improvement."

Mr. Connor is scheduled to present at the Salomon Smith Barney Chemical Conference in New York City on Tuesday, December 5, 2000, at 11:20 a.m. Eastern Standard Time (EST).

The conference presentation by Sherwin-Williams will be webcast simultaneously in the listen only mode via Veracast. To access the audio link to the live presentation on December 5th, go to the Sherwin-Williams website, www.sherwin.com, click on Investor Relations, then choose Press Releases and click on "Webcast" following the reference to the December 1st release. To listen to the live presentation, please go to the website at least fifteen minutes early to download





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and install any necessary free audio plugin software.

For those who cannot listen to the live webcast, an archived replay will be available at www.sherwin.com beginning approximately one hour after the live presentation. The archived replay will be available until Thursday, December 7, at 5:00 p.m. EST. Additional instructions to listen to the webcast are available on the webcast site.


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This press release contains certain "forward-looking statements" with respect to sales, earnings and other matters. These forward-looking statements are based upon management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company, that could cause actual results to differ materially from such statements. These risks, uncertainties and other factors include such things as: general business conditions; strengths of retail economies and the growth in the coatings industry; changes in the Company's relationships with customers and suppliers; unusual weather conditions; and other risks and uncertainties described from time to time in the Company's reports filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.